As filed with the Securities and Exchange Commission on February 2, 2011

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Corinthian Colleges, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0717312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6 Hutton Centre Drive, Suite 400

Santa Ana, California 92707

(Address, Including Zip Code, of Principal Executive Offices)

Corinthian Colleges, Inc.

2003 Performance Award Plan

(Full Title of the Plan)

Stan A. Mortensen

Executive Vice President, General Counsel and Corporate Secretary

Corinthian Colleges, Inc.

6 Hutton Centre Drive, Suite 400

Santa Ana, California 92707

(714) 427-3000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

David A. Krinsky, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.0001 par value per share	5,000,000(1) shares	$5.17(2)	25,850,000(2)	$3,001.19(2)

(1)

This Registration Statement covers, in addition to the number of shares of Corinthian Colleges, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.0001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Corinthian Colleges, Inc. 2003 Performance Award Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on January 24, 2011, as quoted on the Nasdaq National Market.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2010, filed with the Commission on August 23, 2010 (Commission File No. 000-25283);

(b)	The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended September 30, 2010 and December 31, 2010, filed with the Commission on November 3, 2010 and February 2, 2011, respectively (Commission File No. 000-25283);

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on July 6, 2010, July 27, 2010, September 13, 2010, October 12, 2010, November 23, 2010, November 30, 2010, January 27, 2011 and February 1, 2011 (with respect to Item 5.02 and the corresponding exhibit filed under Item 9.01 only) (each, Commission File No. 000-25283);

(d)	The Company’s Registration Statements on Form S-8, filed with the Commission on May 21, 2004 and February 13, 2006 (Commission File Nos. 333-115763 and 333-131800, respectively); and

(e)	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on January 21, 1999 (Commission File No. 000-25283), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Stan A. Mortensen. Mr. Mortensen is the Executive Vice President, General Counsel and Corporate Secretary of the Company and is compensated by the Company as an employee. Mr. Mortensen beneficially owns 30,567 shares of Common Stock, Company stock options to acquire up to an additional 436,600 shares of Common Stock, and 26,150 restricted stock units that are payable in an equivalent number of shares of Common Stock. Mr. Mortensen is eligible for additional award grants under the Plan.

Item 8.	Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on January 31, 2011.

By:	/S/ Jack D. Massimino
Jack D. Massimino
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jack D. Massimino and Kenneth S. Ord, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Jack D. Massimino Jack D. Massimino	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 31, 2011

/S/ Kenneth S. Ord Kenneth S. Ord	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)	January 31, 2011

Signature	Title	Date

/S/ Robert C. Owen Robert C. Owen	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 28, 2011

/S/ Hank Adler Hank Adler	Director	January 28, 2011

/S/ Linda Arey Skladany Linda Arey Skladany	Director	January 28, 2011

/S/ John Dionisio John Dionisio	Director	January 28, 2011

/S/Terry O. Hartshorn Terry O. Hartshorn	Director	January 28, 2011

Alice T. Kane	Director

/S/ Robert Lee Robert Lee	Director	January 28, 2011

/S/ Paul St. Pierre Paul St. Pierre	Director	January 28, 2011

/S/ Tim Sullivan Tim Sullivan	Director	January 28, 2011

/S/ Sharon P. Robinson Sharon P. Robinson	Director	January 28, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.	Amended and Restated Corinthian Colleges, Inc. 2003 Performance Award Plan (incorporated by reference to Appendix B to the Company’s Proxy Statement (Commission File No. 000-25283) filed with the Securities and Exchange Commission pursuant to Section 14(a) of the Exchange Act on October 15, 2010).

5.	Opinion of Company Counsel (opinion re legality).

23.1	Consent of Ernst & Young LLP (consent of independent registered public accounting firm).

23.2	Consent of Company Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).